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                                                                    EXHIBIT 3.23


                          CERTIFICATE OF INCORPORATION


                                       OF


                                 ELLEN JAY INC.

                                    _______

          THE UNDERSIGNED, of the age of twenty-one years or over, for the purpose of forming a corporation pursuant to the provisions of Title 14A, Corporations, General, of the New Jersey Statutes, does hereby execute the following Certificate of Incorporation -

     FIRST:  The name of the Corporation is ELLEN JAY INC.

     SECOND: The address of the corporation's registered office is 30 Washington Avenue, Haddonfield, New Jersey 08033, and the name of the corporation's registered agent at such address is New Jersey Corporation Guarantee and Trust Company.

     THIRD:  The purpose or purposes for which the corporation is organized are:
     The corporation may engage in any activity within the purposes for which corporations may be organized under Title 14A, Corporations, General.

     FOURTH: The aggregate number of shares which the corporation shall have authority to issue is Two Thousand Five Hundred (2,500) without par value.

     FIFTH: The Board of Directors is authorized and empowered to make, alter, amend and rescind the By-Laws of the corporation.

     SIXTH:  The name and address of the initial Director is as follows:

                  Name                        Address
                  ----                        -------
               Deborah Lawler           200 East Montgomery Ave.
                                        Ardmore, PA  19003

     SEVENTH:  The name and address of the Incorporator is as follows:

                  Name                        Address
                  ----                        -------

               Ira S. Pimm, Jr.         2225 Land Title Bldg.
                                        Philadelphia, PA  19110

     SIGNED this 25th day of February, 1974

                                            Ira S. Pimm, Jr.
                                       ---------------------------
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                              STATE OF NEW JERSEY

                              Department of State


           I, the Secretary of State of the State of New Jersey, do hereby Certify that the foregoing is a true copy of the Certificate of Incorporation
                                                               ----------------
of                            ELLEN JAY INC.
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and the endorsements thereon, as the same is taken from and compared with the
original filed in my office on the  1/st/      day of  March     A.D.    1974,
                                  -------------       -----------    ---------
and now remaining on file and of record therein.

                              In Testimony Whereof, I have hereunto set my hand and affixed my Official Seal at Trenton, this
(SEAL)                        1/st/  day of  March   A.D. 1974.
                              -------       --------

                                        /s/_____________________________________
                                                              Secretary of State